Exhibit 99.1

 Neiman Marcus, Inc. Reports Fourth Quarter and Fiscal Year Earnings


    DALLAS--(BUSINESS WIRE)--Sept. 28, 2006--Neiman Marcus, Inc. today reported financial results for the fourth quarter and fiscal year 2006. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus, Inc. by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations for the fiscal year have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the 52 weeks ended July 29, 2006 to the results of the Predecessor for the 52 weeks ended July 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-K and other information available from the Securities and Exchange Commission.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

    For the fourth quarter of fiscal year 2006, the Company reported total revenues of $915.5 million compared to $839.8 million in the prior year. Comparable revenues increased 6.6 percent. Operating earnings for the fourth quarter of fiscal 2006 were $20.7 million compared to $46.8 million for the fourth quarter of fiscal year 2005. Adjusted operating earnings were $38.5 million in the fourth quarter of fiscal year 2006 compared to $40.6 million in the fourth quarter of fiscal year 2005.

    For fiscal year 2006, the Company reported total revenues of $4.1 billion compared to $3.8 billion in the prior year. Comparable revenues increased 6.8 percent. Operating earnings for fiscal year 2006 were $328.1 million compared to $409.0 million for the comparable period a year ago. Adjusted operating earnings for fiscal year 2006 were $450.0 million compared to $418.1 million for the comparable period a year ago, an increase of 7.6 percent.

    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments during the fourth quarter of fiscal year 2006 and the fifty-two weeks ended July 29, 2006 of approximately $18.2 million and $60.2 million, respectively. The Company recorded non-cash items related to various valuation adjustments during the fourth quarter of fiscal year 2006 and the fifty-two weeks ended July 29, 2006 of approximately ($0.4) million and $38.2 million, respectively. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million. In the fourth quarter of fiscal year 2005, the Company recorded a pretax gain of approximately $6.2 million as a result of the sale of its private label credit card account portfolio to HSBC Retail Services.

    The Company sold its Chef's Catalog direct marketing business in November 2004 and recorded a loss in connection with the sale of approximately $15.3 million in the first quarter of fiscal year 2005. In July 2006, the Company also announced that it had sold its majority interest in Gurwitch Products, L.L.C. Comparable revenues have been adjusted to exclude both the sales of Chef's Catalog and Gurwitch Products L.L.C. prior to their disposition.

    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Thursday, September 28, 2006 beginning at 10:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                             July 29,      July 30,
(in thousands)                                 2006          2005
                                           ------------- -------------
                                            (Successor)  (Predecessor)
ASSETS
-------------------------------------------
Current assets:
  Cash and cash equivalents                    $224,763      $853,419
  Accounts receivable, net of allowance          34,024        19,398
  Merchandise inventories                       804,211       742,891
  Other current assets                           72,858        74,977
  Current assets of discontinued operation            -        17,796
                                           ------------- -------------
    Total current assets                      1,135,856     1,708,481
                                           ------------- -------------

Property and equipment, net                   1,043,814       851,416
Goodwill and intangibles, net                 4,302,194        67,052
Other assets                                    126,097        25,601
Non-current assets of discontinued
 operation                                            -         8,110
                                           ------------- -------------
Total assets                                 $6,607,961    $2,660,660
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------
Current liabilities:
  Accounts payable                             $309,582      $280,432
  Accrued liabilities                           383,339       326,645
  Notes payable and current maturities of
   long-term liabilities                          6,137           200
  Current liabilities of discontinued
   operation                                          -         9,997
                                           ------------- -------------
    Total current liabilities                   699,058       617,274
                                           ------------- -------------

Long-term liabilities:
  Notes and debentures                        3,195,711       249,780
  Deferred income taxes                       1,059,365             -
  Other long-term liabilities                   219,846       207,016
  Non-current liabilities of discontinued
   operation                                          -           532
                                           ------------- -------------
    Total long-term liabilities               4,474,922       457,328
                                           ------------- -------------

Minority interest                                 6,314        12,112

Total shareholders' equity                    1,427,667     1,573,946
                                           ------------- -------------
Total liabilities and shareholders' equity   $6,607,961    $2,660,660
                                           ============= =============



                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)

                     Fourth Quarter Ended        Fiscal Year Ended
                  -------------------------- -------------------------
(in thousands)     July 29,      July 30,     July 29,     July 30,
                     2006          2005          2006        2005
                  ----------- -------------- ----------- -------------
                  (Successor)  (Predecessor) (Combined)  (Predecessor)

Revenues            $915,456       $839,756  $4,105,596    $3,774,798
Cost of goods sold
 including buying
 and occupancy
 costs               628,351        573,540   2,637,379     2,390,283
Selling, general
 and
 administrative
 expenses            227,561        216,817     982,787       931,619
Income from credit
 card operations     (13,459)       (19,228)    (57,171)      (71,644)
Depreciation
 expense              34,039         28,028     130,812       106,346
Amortization of
 customer lists       13,851              -      45,382             -
Amortization of
 favorable lease
 commitments           4,395              -      14,783             -
Transaction and
 other costs               -              -      23,544             -
Loss on
 disposition of
 Chef's Catalog            -              -           -        15,348
Gain on credit
 card sale                 -         (6,170)          -        (6,170)
                  ----------- -------------- ----------- -------------

Operating earnings    20,718         46,769     328,080       409,016

Interest expense,
 net                  67,426          1,428     217,041        12,302
                  ----------- -------------- ----------- -------------

Earnings from
 continuing
 operations before
 income taxes and
 minority interest   (46,708)        45,341     111,039       396,714

Income taxes         (19,106)        10,485      40,372       145,607
                  ----------- -------------- ----------- -------------

Earnings from
 continuing
 operations before
 minority interest   (27,602)        34,856      70,667       251,107

Minority interest
 in net loss
 (earnings) of
 Subsidiaries            107           (892)        143        (3,107)
                  ----------- -------------- ----------- -------------

Earnings from
 continuing
 operations          (27,495)        33,964      70,810       248,000

(Loss) earnings
 from discontinued
 operation, net of
 taxes               (14,490)           382     (14,201)          824
                  ----------- -------------- ----------- -------------

Net earnings        $(41,985)       $34,346     $56,609      $248,824
                  =========== ============== =========== =============


    The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the fifty-two weeks ended July 29, 2006 to the fifty-two weeks ended July 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.


                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:             Fourth Quarter Ended       Fiscal Year Ended
                   -------------------------- ------------------------
(dollars in         July 29,      July 30,    July 29,     July 30,
 millions)            2006          2005         2006        2005
                   ----------- -------------- ---------- -------------
                   (Successor) (Predecessor)  (Combined) (Predecessor)

REVENUES:
  Specialty Retail
   Stores              $745.9         $687.3   $3,374.8      $3,103.0
  Direct Marketing      151.3          133.6      655.3         592.1
  Other (1)              18.3           18.9       75.5          79.7
                   ----------- -------------- ---------- -------------
     Total             $915.5         $839.8   $4,105.6      $3,774.8
                   =========== ============== ========== =============


OPERATING
 EARNINGS:
  Specialty Retail
   Stores               $31.3          $34.0     $403.7        $377.8
  Direct Marketing       22.7           19.2       98.2          75.2
  Other (1)              (0.3)           3.3       (0.2)         11.5
  Corporate
   expenses             (15.2)         (15.9)     (51.7)        (46.4)
                   ----------- -------------- ---------- -------------
    ADJUSTED
     OPERATING
     EARNINGS           $38.5          $40.6     $450.0        $418.1
  Amortization of
   customer lists
   and favorable
   lease
   commitments          (18.2)             -      (60.2)            -
  Non-cash items
   related to
   other valuation
   adjustments
   made in
   connection with
   the acquisition        0.4              -      (38.2)            -
  Transaction and
   other costs              -              -      (23.5)            -
  Gain on Credit
   Card Sale                -            6.2          -           6.2
  Loss on
   disposition of
   Chef's Catalog           -              -          -         (15.3)
                   ----------- -------------- ---------- -------------
    OPERATING
     EARNINGS           $20.7          $46.8     $328.1        $409.0
                   =========== ============== ========== =============


    (1) Other includes the results of operations of Kate Spade LLC.

    The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the fifty-two weeks ended July 29, 2006 to the fifty-two weeks ended July 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

    Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, transaction and other costs, gain on credit card sale and the loss on disposition of Chef's Catalog.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.


                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)
OTHER DATA:
                      Fourth Quarter Ended       Fiscal Year Ended
                   -------------------------- ------------------------
(dollars in         July 29,      July 30,    July 29,     July 30,
 millions)            2006          2005         2006        2005
                   ----------- -------------- ---------- -------------
                   (Successor) (Predecessor)  (Combined) (Predecessor)

Capital
 Expenditures             $31            $51       $167          $200

Depreciation              $34            $28       $131          $106
Amortization of
 intangibles              $18             $-        $60            $-

Rent Expense              $22            $18        $87           $77



    CONTACT: Neiman Marcus, Inc., Dallas
             James E. Skinner, 214-757-2954
             or
             Stacie Shirley, 214-757-2967